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                                                                     Exhibit 4.4

                              Second Amendment to
                         Registration Rights Agreement

     This Second Amendment ("Agreement") is made as of this 22nd day of February, 2001, to the Registration Rights Agreement entered into on or about March 30, 1995, by and among Panja Inc., a Texas corporation f/k/a AMX Corporation (the "Company") and various other parties and which was amended on September 12, 1995 (the "Registration Rights Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Registration Rights Agreement.

     WHEREAS, J. Joseph Hardt, Scott D. Miller and Peter D. York (collectively, the "Existing Shareholders") are the only parties to the Registration Rights Agreement that still hold Registrable Shares;

     WHEREAS, Section 13(b) of the Registration Rights Agreement provides that the Agreement may be modified only by a writing signed by or on behalf of the Company and by Holders of a majority in number of the Registrable Securities then outstanding;

     WHEREAS, the Existing Shareholders own a majority in number of the Registrable Securities outstanding on the date hereof;

     WHEREAS, it is proposed that the Company issue shares of its Common Stock, par value $0.01 per share (the "Common Stock"), valued at up to $5,500,000 to one or more purchasers pursuant to the provisions of one or more Stock Purchase Agreements to be entered into between the Company and such purchasers (the "Purchase Agreements");

     WHEREAS, Scott D. Miller has requested and the Company has agreed to grant Mr. Miller registration rights that may conflict with those of the Existing Shareholders pursuant to a Registration Rights Agreement made of even date herewith between Mr. Miller and the Company (the "New Registration Rights");

     WHEREAS, the Existing Shareholders desire to amend the Registration Rights Agreement so that the registration rights granted thereunder will not conflict with the New Registration Rights and the Company agrees to such amendment.

     NOW THEREFORE, in consideration of the foregoing promises and the agreements set forth below, the parties hereto agree as follows:

     1. Section 1 of the Registration Rights Agreement shall be amended to include the following definitions:

          "Existing Shareholders" means J. Joseph Hardt, Scott D. Miller and Peter D. York.

          "Intel" means Intel Corporation, a Delaware corporation.
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            "Intel Agreement" means the Securities Purchase and Investor Rights
     Agreement between Intel and the Company dated as of December 15, 1999.

            "Person" or "persons" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other entity or government or other agency or political subdivision thereof.

            "SEC" means the Securities and Exchange Commission.

            "Selling Holder" means any Holder who is selling Registrable Securities pursuant to a public offering registered hereunder.

            "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

     2. Section 3 of the Registration Rights Agreement, including subparagraphs (a) and (b) and any subsections thereof, shall be deleted in its entirety and replaced with the following:

        "3. Piggyback Registrations.
            -----------------------

        (a) After the date hereof, if the Company proposes to file a registration statement under the Act with respect to an offering of Common Stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 (or any substitute form or rule, respectively, that may be adopted by the SEC)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 15 days before the anticipated filing date), undertaking to provide each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (a "Piggyback Registration"). Each Holder will have seven business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration (which notice shall not be deemed to be a requested registration under Section 2); provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. If the Company or the Person for whose account such offering is being made shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and
     (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company or any other Person for whose account any such offering is being made, on one hand, and the Selling Holders, on the other hand, the Company or such other Person, as

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     the case may be, shall be entitled to select the Underwriters in connection with any Piggyback Registration.

        (b) If the Registrable Securities requested to be included in the Piggyback Registration by any Holder differ from the type of securities proposed to be registered by the Company and the managing Underwriter advises the Company that due to such differences the inclusion of such Registrable Securities would materially and adversely affect the price of the offering (a "Material Adverse Effect"), then (i) the number of such Holders' Registrable Securities to be included in the Piggyback Registration shall be reduced to an amount which, in the opinion of the managing Underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the opinion of the managing Underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Securities from such Piggyback Registration, provided that no other securities of such type are included and offered for the account of any other Person in such Piggyback Registration. Any partial reduction in number of Registrable Securities of any Holder to be included in the Piggyback Registration pursuant to clause
     (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such Piggyback Registration by all Persons other than the Company who have the contractual right to request that their shares be included in such registration statement and who have requested that their shares be included. If the Registrable Securities requested to be included in the registration statement are of the same type as the securities being registered by the Company (whether such registration is initiated by the Company or another security holder) and the managing Underwriter advises the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder and any other Person or Persons having a contractual right to request their shares be included in such registration only a portion of the shares such Holder and such other Person or Persons have requested be registered equal to the ratio which each such Holder's and such other Person's requested shares bears to the total number of shares requested to be included in such registration statement by all Holders and such other Person or Persons (other than the Person or Persons initiating such registration request) having a contractual right to request that their shares be included in such registration statement and who have requested their shares be included. If the Company initiated the registration, then the Company may include all of its securities in such registration statement before any such Holder's requested shares are included. If another security holder initiated the registration, then such initiating security holder may include all of its securities in such registration statement before any such Holder's requested shares are included and the Company may not include any of its securities in such registration statement unless all Registrable Securities requested to be included in the registration statement by all Holders are included in such registration statement. If as a result of the provisions of this Section 3(b) any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such

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     Holder's request to include Registrable Securities in such registration statement prior to its effectiveness. Notwithstanding the foregoing, the Holders acknowledge that their rights under this Section 3 are subordinate to the rights of Intel pursuant to Section 7(b)(iii) of the Intel Agreement. "


     3. Section 6 of the Registration Rights Agreement shall be amended to include the following subparagraph (h):

            "(h) The rights of the Existing Shareholders to register securities that are set forth in Sections 2, 3 and 5 of this Agreement shall expire on February 28, 2003."

     4. The Existing Shareholders constitute, collectively, the holders of at least a majority of the Registrable Securities outstanding.

     5. Except as expressly amended herein, the terms of the Registration Rights Agreement shall remain in full force and effect.

     6. Effective as of the Closing (as defined in the Purchase Agreements), Scott D. Miller has waived any and all rights that he has under the Registration Rights Agreement.

     7. In the event that any of the registration rights granted pursuant to the Registration Rights Agreement are later found to be in conflict with the New Registration Rights or the registration rights set forth in the Intel Agreement, the Existing Shareholders agree to execute, acknowledge and deliver to the Company such other amendments or agreements as the Company may request and do and cause to be done all acts or things as the Company may request and as may be required in order to avoid such conflict with the New Registration Rights or the registration rights set forth in the Intel Agreement; provided, however, any pro
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rata cutback of shares provided in Section 3 of the Registration Rights
Agreement shall not be deemed to be a conflict.

     8. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument. Each such multiple counterpart of this Agreement may be transmitted via facsimile or other similar electronic means and executed by one or more of the undersigned, and a facsimile of the signature of one or more of the undersigned shall be deemed an original signature for all purposes and have the same force and effect as a manually signed original. In addition, notwithstanding nothing to the contrary contained herein, this Agreement shall become effective and binding upon each signatory hereto at the time counterpart signature pages have been executed by such signatory and the failure of one or more other signatories to sign this Agreement shall not affect its effectiveness.

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     IN WITNESS WHEREOF, the Company and the Existing Shareholders have executed this Agreement as of the date first written above.


                              PANJA INC.


                              By: /s/ Joe Hardt
                                 ----------------------------
                              Name: Joe Hardt
                                   --------------------------
                              Title: President
                                    -------------------------


                              /s/ J. Joseph Hardt
                              -------------------------------
                              J. Joseph Hardt


                              /s/ Scott D. Miller
                              -------------------------------
                              Scott D. Miller


                              /s/ Peter D. York
                              -------------------------------
                              Peter D. York

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